AMENDMENT NUMBER 12

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 12 (the “Amendment”), amends that certain INVESTMENT MANAGEMENT AGREEMENT, by and between Hartford Funds Management Company, LLC (the “Adviser”), The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”), on their own behalf and on behalf of each series listed on Schedule A (each a “Portfolio” and collectively, the “Portfolios”), dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II (the “Agreement”), and is effective as of November 27, 2024 (the “Effective Date”).

WHEREAS, the Adviser, HMF and HMF II desire to amend Schedule B of the Agreement to reflect a reduction in the investment management fee for Hartford Schroders Emerging Markets Equity Fund;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedule B is deleted in its entirety and replaced with the attached amended Schedule B to the Agreement.

2.	The changes to Schedule B of the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Boards of Directors.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC
/s/ Gregory A. Frost
By:	Gregory A. Frost
Title:	Chief Financial Officer

THE HARTFORD MUTUAL FUNDS, INC.
on behalf of each of its series listed on
Schedule A
/s/Thomas R. Phillips
By:	Thomas R. Phillips
Title:	Vice President and Secretary

THE HARTFORD MUTUAL FUNDS II, INC.
on behalf of each of its series listed on
Schedule A
/s/ Thomas R. Phillips
By:	Thomas R. Phillips
Title:	Vice President and Secretary

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of November 27, 2024.

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

The Hartford Capital Appreciation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund
Average Daily Net Assets	Annual Rate
None

Hartford Climate Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Amount Over $5 billion	0.5700%

Hartford Core Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Dynamic Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.5500%
Amount Over $1 billion	0.5400%

Hartford Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6900%

The Hartford Equity Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford High Yield Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.5000%
Next $4 billion	0.4500%
Next $5 billion	0.4400%
Amount Over $10 billion	0.4350%

The Hartford Inflation Plus Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3900%
Next $500 million	0.3800%
Next $1.5 billion	0.3750%
Next $2.5 billion	0.3700%
Next $5 billion	0.3675%
Amount Over $10 billion	0.3650%

Hartford International Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

The Hartford International Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

The Hartford International Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford MidCap Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Multi-Asset Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

Hartford Municipal Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

Hartford Real Asset Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7950%
Next $500 million	0.7600%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Amount Over $5 billion	0.6600%

The Hartford Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%
Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

Hartford Sustainable Municipal Bond Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Total Return Bond Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

The Hartford World Bond Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.6800%
Next $250 million	0.6300%
Next $2 billion	0.5800%
Next $2.5 billion	0.5300%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Growth Allocation Fund and Hartford Moderate Allocation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

The Hartford Conservative Allocation Fund
Average Daily Net Assets	Annual Rate
All Assets	None

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Schroders China A Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Amount Over $1 billion	0.8900%

Hartford Schroders Core Fixed Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3200%
Next $500 million	0.3000%
Amount Over $1 billion	0.2800%

Hartford Schroders Diversified Emerging Markets Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.8400%
Amount Over $1 billion	0.7800%

Hartford Schroders Diversified Growth Fund
Average Daily Net Assets Excluding Assets	Annual Rate
Invested in Affiliated Funds#
First $1 billion	0.5500%
Amount Over $1 billion	0.5300%

Average Daily Net Assets Invested in Affiliated Funds	0.0000%

Hartford Schroders Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9500%
Next $4 billion	0.9000%
Next $5 billion	0.8900%
Amount Over $10 billion	0.8850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4000%
Over $1 billion	0.3900%

Hartford Schroders International Contrarian Value Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount Over $1 billion	0.6100%

#	Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

Hartford Schroders International Multi-Cap Value Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next $4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount Over $10 billion	0.6400%

Hartford Schroders Sustainable International Core Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount Over $1 billion	0.6100%

Hartford Schroders Tax-Aware Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount Over $10 billion	0.4200%

Hartford Schroders US MidCap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.7500%
Next $1.5 billion	0.7000%
Next $2.5 billion	0.6500%
Next $5.0 billion	0.6450%
Amount Over $10 billion	0.6400%

Hartford Schroders US Small Cap Opportunities Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount Over $10 billion	0.8700%

The Hartford Small Cap Growth Fund
Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%